UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2005

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California		92123
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2005, Encore Capital Group, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the “Initial Purchasers”) relating to its offering of $90 million aggregate principal amount of 3.375% Convertible Senior Notes due September 19, 2010 (the “Notes”). The Notes were issued pursuant to an Indenture dated September 19, 2005 (the “Indenture”) between the Company and JP Morgan Chase Bank, N.A., as Trustee (the “Trustee”). In accordance with the terms of the Purchase Agreement, the Initial Purchasers have a 30 day option to purchase up to an additional $10,000,000 principal amount of Notes solely to cover overallotments. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

On September 13, 2005, the Company entered into a Convertible Note Hedge Confirmation (the “Hedge Confirmations”) and a Warrant Confirmation (the “Warrant Confirmations”) with each of JPMorgan Chase Bank, National Association, an affiliate of J.P. Morgan Securities Inc., and Morgan Stanley International Limited, an affiliate of Morgan Stanley & Co. Incorporated (each such affiliate, the “Dealers”). The Hedge Confirmations and the Warrant Confirmations, if held together, will have the financial impact to the Company of increasing the effective conversion price of the Notes from $22.34 per share of the Company’s common stock to at least $29.04 per share.

The Hedge Confirmations relate to 4,029,102 shares of our common stock, which is the product of the conversion rate under the Notes and the value of $1,000 principal amount of Notes. Under the Hedge Confirmations, upon the conversion of Notes pursuant to their terms, the Dealers are required, subject to the conditions therein, to deliver to the Company the number of shares of the Company’s common stock that the Company is obligated to deliver to the holders of the Notes with respect to the conversion, calculated exclusive of shares deliverable by the Company by reason of any additional (or “make whole”) premium relating to the Notes or by reason of any election by the Company to unilaterally increase the conversion rate pursuant to the Indenture. The Hedge Confirmations expire at the close of trading on September 19, 2010, which is the maturity date of the Notes, although the Dealers will have ongoing obligations with respect to Notes properly converted on or prior to that date of which the Dealers have been timely notified.

See Item 3.02 of this Current Report on Form 8-K for a description of the Warrant Confirmations and the warrants issued pursuant thereto. Copies of the Hedge Confirmations and Warrant Confirmations will be filed at a later date and are incorporated herein by reference.

The Notes are convertible prior to maturity, subject to certain conditions, into shares of the Company’s common stock at an initial conversion rate of 44.7678 shares per $1,000 principal amount of notes (an initial conversion price of approximately $22.34 per share). The initial conversion price represents a 25 percent premium to the $17.87 per share closing price of the Company’s common stock on the Nasdaq National Market on September 13, 2005. If the

Company obtains the required approval of its stockholders, the notes will be convertible into a combination of cash and common stock.

Holders may surrender their Notes for conversion at any time prior to the close of business on March 19, 2010 only if any of the following conditions is satisfied:

•	during the five business-day period after any five consecutive trading-day period (the “Measurement Period”) in which the trading price per note for each day of that Measurement Period was less than 103% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such day; or

•	the Company enters into specified corporate transactions.

Holders may surrender their Notes for conversion after March 19, 2010 and on or prior to the close of business on the business day immediately prior to the stated maturity date regardless if any of the foregoing conditions have been satisfied.

In general, following stockholder approval of the net share settlement of the Notes, each $1,000 principal amount of Notes will be convertible into cash and shares of the Company’s common stock, if any, based on the Daily Conversion Value (as defined below), calculated for each of the 20 trading days beginning on and including the second trading day following the conversion date, or in the event that the conversion date occurs on or after the twenty-third trading day immediately preceding the maturity date, the 20 trading days beginning on and including the trading day immediately following the maturity date (the “Observation Period”).

The Daily Conversion Value for each trading day during the Observation Period for each $1,000 aggregate principal amount of Notes is equal to one-twentieth of the product of the then applicable conversion rate multiplied by the volume weighted average price of the Company’s common stock on that day.

For each $1,000 aggregate principal amount of Notes surrendered for conversion prior to the twenty-third scheduled trading day prior to the maturity date, the Company will deliver to holders of the Notes, on the third business day following the end of the Observation Period, the aggregate of the following for each trading day during the related Observation Period:

(1)	if the Daily Conversion Value for such day exceeds $50, (a) a cash payment of $50 and (b) the remaining Daily Conversion Value, referred to as the daily net share settlement value, in shares of the Company’s common stock; or

(2)	if the Daily Conversion Value for such day is less than or equal to $50, a cash payment equal to the Daily Conversion Value.

The daily portion of the number of shares of common stock to be delivered will be determined by dividing the daily net share settlement value by the volume weighted average price of the Company’s common stock for the relevant day.

For each $1,000 aggregate principal amount of Notes surrendered for conversion on or after the twenty-third scheduled trading day prior to the maturity date and on or prior to the close of business on the business day immediately prior to maturity, (i) the holder will be deemed to have surrendered such Note as of the trading day immediately preceding the maturity date, (ii) the Observation Period for such Notes will commence on the trading day following the maturity date, (iii) in lieu of the payments and deliveries described above, the holder will receive (A) a cash payment of $1,000 on the maturity date and (B) on the third trading day following the last day of the Observation Period, shares of our common stock equal to the greater of (i) 0 and (ii) the sum of the Daily Net Share Amounts for each of the 20 trading days during the related Observation Period.

The Daily Net Share Amount for each trading day during the Observation Period for each $1,000 aggregate principal amount of Notes shall consist of a number of shares of common stock (which may be negative) equal to (A) the difference between the Daily Conversion Value (as defined below) on such day and $50, divided by the volume weighted average price of the Company’s common stock on that day.

No fractional shares will be issued upon conversion; in lieu thereof, the Company will deliver a number of shares of the Company’s common stock equal to the aggregate of the fractional shares otherwise deliverable for each trading day during the Observation Period, rounded down to the nearest whole number, and pay cash equal to the remainder multiplied by the volume weighted average price of our common stock on the last trading day of the Observation Period.

The conversion price for each $1,000 aggregate principal amount of Notes is initially $22.34 per share of our common stock. The “conversion rate” of a Note is equal to $1,000 divided by the then applicable conversion price at the time of determination (initially approximately 44.7678 shares of the Company’s common stock). The conversion price is subject to adjustment as described in the Indenture. Accordingly, an adjustment to the conversion price will result in a corresponding adjustment to the conversion rate.

If the Notes are converted in connection with certain fundamental changes that occur prior to maturity of the Notes, the Company may also be obligated to pay an additional (or “make whole”) premium with respect to the Notes so converted.

The Company may be required to repurchase the Notes at the option of the holder thereof in connection with certain fundamental changes (as defined in the Indenture) prior to maturity.

The foregoing summary is qualified in its entirety by reference to the Indenture and the Form of Notes, copies of which will be filed at a later date and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Concurrent with the offering of the Notes, the Company purchased from each of the Dealers, a convertible note hedge at a combined cost of $24.64 million pursuant to the Hedge

Confirmations. The Company also sold to the Dealers warrants to purchase an aggregate of 3,626,192 shares of our common stock and received net proceeds from the sale of $10.53 million pursuant to the Warrant Confirmations. The Hedge Confirmations and the Warrant Confirmations will have the financial impact to the Company of increasing the effective conversion price of the Notes from $22.34 per share of the Company’s common stock to at least $29.04 per share.

The warrants issued under the Warrant Confirmations have a strike price of $29.0388 per share. The warrants expire on November 19, 2010. The warrants are exercisable at any time prior to the expiration date, subject to certain conditions. If the warrants are exercised, the Company will deliver to the Dealers net shares of our common stock in an amount based on the excess of the then current market price of our common stock over the strike price of the warrants.

We issued and sold the warrants to the Dealers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, because the offer and sale did not involve a public offering. There were no underwriting commissions or discounts in connection with the sale of the warrants.

Item 8.01	Other Events.

On September 12, 2005, the Company publicly announced a proposed convertible senior notes offering. On September 13, 2005, the Company publicly announced the pricing of the convertible senior notes offering.

The Company hereby incorporates by reference the press releases dated September 12, 2005 and September 13, 2005 attached hereto as Exhibits 99.1 and 99.2, respectively, and made a part of this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Purchase Agreement, dated as of September 13, 2005, by and among Encore Capital Group, Inc. and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated September 12, 2005 — Encore Capital Group to Offer $80 million of Convertible Senior Notes.

99.2	Press Release dated September 13, 2005 — Encore Capital Group Prices $90 Million 3.375% Convertible Senior Note Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: September 19, 2005	By	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated as of September 13, 2005, by and among Encore Capital Group, Inc. and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

99.1	Press Release dated September 12, 2005 — Encore Capital Group to Offer $80 million of Convertible Senior Notes.

99.2	Press Release dated September 13, 2005 — Encore Capital Group Prices $90 Million 3.375% Convertible Senior Note Offering.